As filed with the Securities and Exchange Commission on November 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	2836	93-0948554
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vijay B. Samant

President and Chief Executive Officer

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Matthew T. Bush, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-220981)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.01 par value per share	$2,375,002.00	$296.00
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$2,109,999.50	$263.00
Total	$4,485,001.50	$559.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of any additional securities that the underwriter has the option to purchase.
(3)	The registrant previously registered $24,265,000 worth of its common stock and pre-funded warrants to purchase common stock on a Registration Statement on Form S-1, as amended (File No. 333-220981) and paid an aggregate registration fee of $3,122 in connection with the filing of such Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of (i) additional shares of common stock, par value $0.01 per share, of Vical Incorporated, a Delaware corporation (“Common Stock”) and (ii) pre-funded warrants to purchase shares of Common Stock, pursuant to Rule 462(b) under the Securities Act. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-220981), which was declared effective by the Commission on November 7, 2017, and is being filed solely for the purpose of increasing the aggregate offering price of securities to be offered in the public offering by $4,485,001.50.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1†	Powers of Attorney.

†	Included on the signature pages of the Registration Statement on Form S-1, as amended (File No. 333-220981), filed with the Securities and Exchange Commission on October 16, 2017 and October 30, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 8th day of November, 2017.

Vical Incorporated

By:	/s/ Vijay B. Samant
Vijay B. Samant
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Vijay B. Samant	President, Chief Executive Officer and Director	November 8, 2017
Vijay B. Samant	(Principal Executive Officer)

/s/ Anthony A. Ramos	Vice President, Chief Financial Officer	November 8, 2017
Anthony A. Ramos	(Principal Financial and Accounting Officer)

/s/ R. Gordon Douglas, M.D.*	Chairman of the Board of Directors	November 8, 2017
R. Gordon Douglas, M.D.

/s/ Richard M. Beleson*	Director	November 8, 2017
Richard M. Beleson

/s/ Gary A. Lyons*	Director	November 8, 2017
Gary A. Lyons

/s/ Robert C. Merton, Ph.D.*	Director	November 8, 2017
Robert C. Merton, Ph.D.

/s/ George J. Morrow*	Director	November 8, 2017
George J. Morrow

/s/ Thomas E. Shenk, Ph.D.*	Director	November 8, 2017
Thomas E. Shenk, Ph.D.

*	Pursuant to power of attorney

By:	/s/ Vijay B. Samant
Vijay B. Samant